Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
On July 30, 2024, Crescent Energy Company, a Delaware corporation (“Crescent”), consummated the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated May 15, 2024, between Crescent, SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent, Artemis Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent, and Artemis Merger Sub II LLC, a Delaware limited liability company, pursuant to which, among other things, Crescent has agreed to acquire SilverBow (the “SilverBow Merger”).
Subject to the terms and conditions of the Merger Agreement, each share of SilverBow common stock, par value $0.01 per share (“SilverBow Common Stock”), issued and outstanding immediately prior to the Initial Merger Effective Time (other than the Excluded Shares), was converted into the right to receive, pursuant to an election, one of the following forms of consideration: (A) a combination of 1.866 shares of Crescent’s Class A common stock, par value $0.0001 per share (“Crescent Class A Common Stock”) and $15.31 in cash (the “Mixed Consideration”), (B) $38.00 in cash (the “Cash Election Consideration”), or (C) 3.125 shares of Crescent Class A Common Stock (the “Stock Election Consideration,” and together with the Mixed Consideration and the Cash Election Consideration, the “Merger Consideration”).
The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) have been prepared from the respective historical consolidated statements of operations of Crescent and SilverBow, adjusted to give effect to (i) the SilverBow Merger, (ii) the issuance of $750 million aggregate principal amount of 7.375% Senior Notes due 2033 on June 14, 2024 (the “2033 Notes Offering”), borrowings of $724.0 million under Crescent’s Revolving Credit Facility (the “Crescent Revolving Credit Facility Borrowing”) and the amendment to Crescent’s Revolving Credit Facility entered into in connection with the closing of the SilverBow Merger (the “Crescent Revolving Credit Facility Amendment”), (iii) the July Western Eagle Ford Acquisition and (iv) SilverBow's acquisition of the South Texas Rich Properties (the “Chesapeake Transaction” and together with the 2033 Notes Offering, the Crescent Revolving Credit Facility Borrowing, and the Crescent Revolving Credit Facility Amendment, the “Pro Forma Transactions”) as if each of the Pro Forma Transactions had occurred on January 1, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 is based in part on, and should be read in conjunction with, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 included in Crescent’s Current Report on Form 8-K dated March 6, 2024 which gives effect to the July Western Eagle Ford Acquisition. The pro forma statement of operations for the nine months ended September 30, 2024 reflects no impact from the July Western Eagle Ford Acquisition and the Chesapeake Transaction, as these transactions are already reflected in the historical statements of operations of Crescent and SilverBow, respectively, for this period. The pro forma statements of operations contain certain reclassification adjustments to conform SilverBow's historical financial statement presentation with Crescent’s historical financial statement presentation.
The following pro forma statements of operations are based on, and should be read in conjunction with:
•the historical audited consolidated financial statements of Crescent for the year ended December 31, 2023 and the unaudited condensed consolidated financial statements of Crescent as of and for the nine months ended September 30, 2024, and the related notes thereto;
•the historical audited consolidated financial statements of SilverBow for the year ended December 31, 2023 and the unaudited condensed consolidated financial statements of SilverBow as of and for the six months ended June 30, 2024, and the related notes thereto;
•the unaudited statement of revenues and direct operating expenses of the July Western Eagle Ford Assets for the six months ended June 30, 2023 included as Exhibit 99.1 in Crescent's Current Report on Form 8-K/A dated September 6, 2023;

•the unaudited statement of revenues and direct operating expenses of the South Texas Rich Properties for the nine months ended September 30, 2023 included as Exhibit 99.1 in SilverBow's Current Report on Form 8-K/A dated December 5, 2023;
•the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 included as Exhibit 99.1 in Crescent's Current Report on Form 8-K dated March 6, 2024;
•the “Management’s discussion and analysis of financial condition and results of operations” included in the respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Crescent and SilverBow; and
•the “Risk factors” and other cautionary statements included elsewhere in Crescent’s prospectus filed pursuant to Rule 424(b)(3) on June 28, 2024.
The pro forma statements of operations were derived by making certain transaction accounting adjustments to the historical and pro forma statements of operations noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma statements of operations. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the period presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to fairly present the pro forma statements of operations have been made.
As of the date of this Current Report on Form 8-K, Crescent has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform SilverBow’s accounting policies to Crescent’s accounting policies. A final determination of the fair value of SilverBow’s assets and liabilities based on the actual assets and liabilities of SilverBow that existed as of July 30, 2024 (the “Closing Date”) will be finalized during the measurement period not to exceed twelve months from the Closing Date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.
The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma statements of operations presented below. Crescent estimated the fair value of SilverBow’s assets and liabilities based on discussions with SilverBow’s management, preliminary valuation studies, due diligence, and information presented in SilverBow’s SEC filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the preliminary pro forma purchase price allocation presented herein.
The pro forma statements of operations and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the operating results that Crescent would have achieved if the Merger Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed dates. The pro forma statements of operations do not reflect future events that may occur after the consummation of the SilverBow Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that Crescent may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma statements of operations and should not be relied on as an indication of the future results of Crescent.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024
(in thousands, except per share data)

	Crescent (Historical)	SilverBow As Adjusted (See Note 3)	SilverBow Transaction Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$1,521,946	$405,549	$—		$1,927,495
Natural gas	210,008	112,294	—		322,302
Natural gas liquids	221,103	85,270	—		306,373
Midstream and other	102,573	592	—		103,165
Total revenues	2,055,630	603,705	—		2,659,335
Expenses:
Lease operating expense	382,688	77,117	—		459,805
Workover expense	45,230	3,158	—		48,388
Asset operating expense	82,020	—	—		82,020
Gathering, transportation and marketing	224,825	82,932	—		307,757
Production and other taxes	106,759	38,309	—		145,068
Depreciation, depletion and amortization	640,444	217,624	(135,321)	(a)	722,747
Exploration expense	14,758	—	—		14,758
Midstream and other operating expense	82,829	—	—		82,829
General and administrative expense	249,532	66,900	20,673	(b)	337,105
Gain on sale of assets	(19,437)	—	—		(19,437)
Total expenses	1,809,648	486,040	(114,648)		2,181,040
Income (loss) from operations	245,982	117,665	114,648		478,295
Other income (expense):
Loss on derivatives	(4,589)	8,040	—		3,451
Interest expense	(146,885)	(76,987)	33,240	(c)	(219,744)
			(29,112)	(d)
Loss from extinguishment of debt	(59,095)	—	—		(59,095)
Other income (expense)	2,405	108	—		2,513
Income from equity affiliates	122	—	—		122
Total other income (expense)	(208,042)	(68,839)	4,128		(272,753)
Income (loss) before taxes	37,940	48,826	118,776		205,542
Income tax benefit (expense)	(5,678)	2,294	(28,520)	(e)	(31,904)
Net income (loss)	32,262	51,120	90,256		173,638
Less: net income attributable to noncontrolling interests	(916)	—	—		(916)
Less: net (income) loss attributable to redeemable noncontrolling interests	(27,912)	—	(46,036)	(f)	(73,948)
Net income (loss) attributable to Crescent Energy	$3,434	$51,120	$44,220		$98,774
Net loss per share:
Class A common stock – basic	$0.03				$0.62	(g)
Class A common stock – diluted	$0.03				$0.62	(g)
Class B common stock – basic and diluted	$—				$—
Weighted average common shares outstanding:
Class A common stock – basic	117,749				158,131	(g)
Class A common stock – diluted	119,597				159,979	(g)
Class B common stock – basic and diluted	72,054				72,054
The accompanying notes are an integral part of these unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(in thousands, except per share data)

	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow As Adjusted (See Note 3)	SilverBow Transaction Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$1,860,549	$635,213	$—		$2,495,762
Natural gas	388,291	242,884	—		631,175
Natural gas liquids	216,014	142,633	—		358,647
Midstream and other	60,988	—	—		60,988
Total revenues	2,525,842	1,020,730	—		3,546,572
Expenses:
Lease operating expense	524,034	118,968	—		643,002
Workover expense	58,441	3,754	—		62,195
Asset operating expense	86,593	—	—		86,593
Gathering, transportation and marketing	280,976	153,326	—		434,302
Production and other taxes	171,353	59,084	—		230,437
Depreciation, depletion and amortization	699,890	300,673	(167,562)	(a)	833,001
Impairment expense	153,495	—	—		153,495
Exploration expense	9,328	—	—		9,328
Midstream and other operating expense	39,809	—	—		39,809
General and administrative expense	140,918	24,520	65,890	(b)	231,328
Total expenses	2,164,837	660,325	(101,672)		2,723,490
Income (loss) from operations	361,005	360,405	101,672		823,082
Other income (expense):
Gain (loss) on derivatives	166,980	241,309	—		408,289
Interest expense	(166,900)	(138,072)	86,155	(c)	(281,356)
			(62,539)	(d)
Other income (expense)	(282)	197	—		(85)
Loss from equity affiliates	(413)	—	—		(413)
Total other income (expense)	(615)	103,434	23,616		126,435
Income (loss) before taxes	360,390	463,839	125,288		949,517
Income tax (expense) benefit	(24,217)	(101,971)	21,075	(e)	(105,113)
Net income (loss)	336,173	361,868	146,363		844,404
Less: net income attributable to noncontrolling interests	(472)	—	—		(472)
Less: net (income) loss attributable to redeemable noncontrolling interests	(263,168)	—	(194,003)	(f)	(457,171)
Net income (loss) attributable to Crescent Energy	$72,533	$361,868	$(47,640)		$386,761
Net income per share:
Class A common stock – basic	$1.09				$3.26	(g)
Class A common stock – diluted	$1.09				$3.26	(g)
Class B common stock – basic and diluted	$—				$—
Per Share Amounts:
Basic: Net Income (Loss)		$15.48
Diluted: Net Income (Loss)		$15.35
Weighted average common shares outstanding:
Class A common stock – basic	66,598				118,790	(g)
Class A common stock – diluted	67,402				119,594	(g)
Class B common stock – basic and diluted	104,271				104,271
Weighted-Average Shares Outstanding:

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(in thousands, except per share data)

Weighted Average Shares Outstanding - Basic	23,371
Weighted Average Shares Outstanding - Diluted	23,571
The accompanying notes are an integral part of these unaudited pro forma condensed combined statements of operations.

Notes to unaudited pro forma condensed combined statements of operations
NOTE 1 – Basis of pro forma presentation
The pro forma statements of operations have been derived from the historical statements of operations of Crescent and SilverBow and the statements of revenues and direct operating expenses for the July Western Eagle Ford Assets and the South Texas Rich Properties. Additionally, the pro forma statement of operations for the year ended December 31, 2023 has been derived from the pro forma statement of operations included in Crescent's Current Report on Form 8-K dated March 6, 2024. The pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 give effect to the Pro Forma Transactions as if each had occurred on January 1, 2023.
The pro forma statements of operations reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these pro forma statements of operations. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma statements of operations do not purport to represent what the combined entity’s results of operations would have been if the Pro Forma Transactions had actually occurred on the dates indicated above, nor are they indicative of Crescent’s future results of operations.
These pro forma statements of operations should be read in conjunction with the historical financial statements, and related notes thereto, of Crescent, SilverBow, the July Western Eagle Ford Assets, and the South Texas Rich Properties for the periods presented.
NOTE 2 – Pro forma acquisition accounting
The SilverBow Merger was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 with Crescent considered to be the accounting acquirer. The allocation of the preliminary estimated purchase price for SilverBow is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Closing Date using currently available information. Because the pro forma statements of operations have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Crescent’s financial position and results of operations may differ significantly from the pro forma amounts included in this Current Report on Form 8-K. Crescent expects to finalize its allocation of the purchase price as soon as practicable but no later than twelve months after the Closing Date. The cash paid pursuant to the Mixed Consideration and Cash Election Consideration was funded through cash on hand and borrowings under Crescent's Revolving Credit Facility.
The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:
•changes in the estimated fair value of SilverBow’s assets acquired and liabilities assumed as of the Closing Date of the SilverBow Merger;
•the tax basis of SilverBow’s assets and liabilities as of the Closing Date; and
•certain of the factors described in “Risk Factors” included elsewhere within Crescent’s prospectus filed pursuant to Rule 424(b)(3) on June 28, 2024.

The preliminary determination of consideration transferred and the fair value of assets acquired and liabilities assumed are as follows (in thousands, except exchange ratio, share, and per share data):

Consideration transferred:
Equity consideration:
Shares of SilverBow Common Stock outstanding	25,539,615
Weighted-average exchange ratio	1.972
Shares of Crescent Class A Common Stock issued	50,363,304
Closing price of Crescent Class A Common Stock on July 30, 2024	$11.82
Crescent Class A Common Stock issued for outstanding shares of SilverBow Common Stock	$595,294
Settlement of SilverBow Equity Awards	34,987
Cash consideration	358,092
Consideration transferred	$988,373
Fair value of assets acquired:
Cash and cash equivalents	$5,200
Accounts receivable	140,073
Derivatives assets – current	100,601
Prepaid expenses and other current assets	7,099
Oil and natural gas properties - proved	1,980,500
Oil and natural gas properties - unproved	207,191
Field and other property and equipment	4,586
Derivative assets – noncurrent	37,870
Other assets	25,199
Total assets acquired	2,508,319
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	(196,963)
Acquired deferred acquisition consideration	(76,550)
Other current liabilities	(10,029)
Debt	(1,140,625)
Deferred tax liability	(58,670)
Asset retirement obligations	(25,683)
Other liabilities	(11,426)
Total liabilities assumed	(1,519,946)
Fair value of assets acquired and liabilities assumed	$988,373

NOTE 3 – Adjustments to SilverBow’s historical statements of operations
Pro forma statement of operations reclassification adjustments for the nine months ended September 30, 2024
Certain reclassification adjustments were made to SilverBow's historical statement of operations in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as "SilverBow As Adjusted" within the pro forma statement of operations for the nine months ended September 30, 2024 is as follows (in thousands, except per share data):

	SilverBow (Historical)(1)	SilverBow (Historical)(2)	SilverBow Reclassification Adjustments	SilverBow As Adjusted
Revenues:
Oil and gas sales	$510,510	$93,195	$(603,705)	$—
Oil	—	—	405,549	405,549
Natural gas	—	—	112,294	112,294
Natural gas liquids	—	—	85,270	85,270
Midstream and other	—	—	592	592
Operating Expenses:
Lease operating expense	64,446	12,671	—	77,117
Workovers	2,561	597	(3,158)	—
Workover expense	—	—	3,158	3,158
Transportation and gas processing	69,204	13,728	(82,932)	—
Gathering, transportation and marketing	—	—	82,932	82,932
Severance and other taxes	32,354	5,955	(38,309)	—
Production and other taxes	—	—	38,309	38,309
Depreciation, depletion and amortization	184,857	32,031	736	217,624
Accretion of asset retirement obligations	629	107	(736)	—
General and administrative, net	33,373	33,527	(66,900)	—
General and administrative expense	—	—	66,900	66,900
Total Operating Expenses	387,424	158,284	—	486,040
Operating Income	123,086	(5,421)	—	117,665
Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	(63,012)	71,052	(8,040)	—
Gain on derivatives	—	—	8,040	8,040
Interest expense, net	(69,744)	(7,243)	76,987	—
Interest expense	—	—	(76,987)	(76,987)
Other income (expense), net	337	(229)	(108)	—
Other income	—	—	108	108
Income (Loss) Before Income Taxes	(9,333)	58,159	—	48,826
Provision (Benefit) for Income Taxes	(2,298)	4	2,294	—
Income tax benefit	—	—	2,294	2,294
Net Income (Loss)	$(7,035)	$58,155	$—	$51,120

Per Share Amounts:
Basic Earnings (Loss) Per Share	$(0.28)
Diluted Earnings (Loss) Per Share	$(0.28)
Weighted-Average Shares Outstanding:
Weighted-Average Shares Outstanding - Basic	25,491
Weighted-Average Shares Outstanding - Diluted	25,491
______________
(1)    Reflects the historical operations of SilverBow for the six months ended June 30, 2024.

(2)    Reflects the historical operations of the SilverBow for the period from July 1, 2024 through July 29, 2024.
Pro forma statement of operations reclassification and transaction adjustments for the year ended December 31, 2023
Certain reclassification adjustments were made to SilverBow's historical statement of operations and the statement of revenues and direct operating expenses for the South Texas Rich Properties in order to conform each with Crescent’s financial statement presentation. Additionally, certain transaction adjustments were recorded to give pro forma effect to the Chesapeake Transaction. A reconciliation of amounts derived and presented as "SilverBow As Adjusted" within the pro forma statement of operations for the year ended December 31, 2023 is as follows (in thousands, except per share data):

	SilverBow (Historical)	SilverBow Reclassification Adjustments	South Texas Rich Properties (Historical)(1)	South Texas Rich Properties (Historical)(2)	Chesapeake Reclassification Adjustments	Chesapeake Transaction Adjustments		SilverBow As Adjusted
Revenues:
Oil and gas sales	$652,358	$(652,358)	$—	$—	$—	$—		$—
Revenues	—	—	291,807	76,565	(368,372)	—		—
Oil	—	402,728	—	—	232,485	—		635,213
Natural gas	—	187,340	—	—	55,544	—		242,884
Natural gas liquids	—	62,290	—	—	80,343	—		142,633
Direct operating expenses	—	—	122,371	24,966	(147,337)	—		—
Operating Expenses:
Lease operating expense	87,368	—	—	—	31,600	—		118,968
Workovers	2,694	(2,694)	—	—	—	—		—
Workover expense	—	2,694	—	—	1,060	—		3,754
Transportation and gas processing	59,032	(59,032)	—	—	—	—		—
Gathering, transportation and marketing	—	59,032	—	—	94,294	—		153,326
Severance and other taxes	38,701	(38,701)	—	—	—	—		—
Production and other taxes	—	38,701	—	—	20,383	—		59,084
Depreciation, depletion and amortization	219,116	985	—	—	—	80,572	(aa)	300,673
Accretion of asset retirement obligations	985	(985)	—	—	—	—		—
General and administrative, net	24,520	(24,520)	—	—	—	—		—
General and administrative expense	—	24,520	—	—	—	—		24,520
Total Operating Expenses	432,416	—	—	—	147,337	80,572		660,325
Operating Income (Loss)	219,942	—	—	—	221,035	(80,572)		360,405
Excess of revenues over direct operating expenses	—	—	169,436	51,599	(221,035)	—		—
Non-Operating Income (Expense)
Net gain (loss) on commodity derivatives	241,309	(241,309)	—	—	—	—		—
Gain on derivatives	—	241,309	—	—	—	—		241,309
Interest expense	(80,119)	—	—	—	—	(57,953)	(bb)	(138,072)
Other income (expense), net	197	(197)	—	—	—	—		—
Other income	—	197	—	—	—	—		197
Income (Loss) Before Income Taxes	381,329	—	—	—	221,035	(138,525)		463,839

	SilverBow (Historical)	SilverBow Reclassification Adjustments	South Texas Rich Properties (Historical)(1)	South Texas Rich Properties (Historical)(2)	Chesapeake Reclassification Adjustments	Chesapeake Transaction Adjustments		SilverBow As Adjusted
Provision (Benefit) for Income Taxes	83,613	(83,613)	—	—	—	—		—
Income tax expense	—	(83,613)	—	—	—	(18,358)	(cc)	(101,971)
Net Income (Loss)	$297,716	$—	$—	$—	$221,035	$(156,883)		$361,868

Per Share Amounts:
Basic: Net Income (Loss)	$12.74					$2.74	(dd)	$15.48
Diluted: Net Income (Loss)	$12.63					$2.72	(dd)	$15.35
Weighted-Average Shares Outstanding:
Weighted Average Shares Outstanding - Basic	23,371							23,371
Weighted Average Shares Outstanding - Diluted	23,571							23,571
______________
(1)    Reflects the historical operations of the South Texas Rich Properties for the nine months ended September 30, 2023.
(2)    Reflects the historical operations of the South Texas Rich Properties for the period from October 1, 2023 through November 30, 2023.
The transaction adjustments included above related to the Chesapeake Transaction for the year ended December 31, 2023 are as follows:
(aa)    Reflects the pro forma depletion expense calculated using the unit-of-production method under the full cost method of accounting, and adjusts depletion expense for (i) the increase in depletion reflecting the relative fair values and production volumes attributable to the Chesapeake Transaction and (ii) the revision to SilverBow’s depletion rate reflecting the reserve volumes acquired in the Chesapeake Transaction.
(bb)    Reflects the pro forma interest expense related to borrowings under SilverBow’s Second Lien Notes and Credit Facility to fund the Chesapeake Transaction.
(cc)    Reflects the income tax effect of the pro forma adjustments presented using SilverBow’s effective tax rate of 22.25%.
(dd)    Reflects the impact of the pro forma adjustments on basic and diluted net income (loss) as a result of the Chesapeake Transaction.
NOTE 4 – Adjustments to the pro forma statements of operations
The pro forma statements of operations have been prepared to illustrate the effects of the Pro Forma Transactions and have been prepared for informational purposes only.
The preceding pro forma statements of operations have been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.

Pro forma statements of operations adjustments for the nine months ended September 30, 2024 and for the year ended December 31, 2023
The adjustments included in the pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 are as follows:
(a)    Reflects pro forma depreciation expense and depletion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties.
(b)    Reflects the impact on general and administrative expense related to increases in Crescent's Management Fee and the Management Incentive Plan related to the issuance of additional shares of Crescent Class A Common Stock as Merger Consideration.
(c)    Reflects the decrease in interest expense related to the repayment of SilverBow’s credit facility borrowings due 2026 and Second Lien Notes due 2028 using a portion of the proceeds from the 2033 Notes Offering and proceeds from the Crescent Revolving Credit Facility Borrowing.
(d)    Reflects the pro forma interest expense related to the 2033 Notes Offering to fund a portion of the repayment of SilverBow’s credit facility borrowings due 2026 and Second Lien Notes due 2028 and the cash payments for the Cash Election Consideration and Mixed Consideration portions of the Merger Consideration, including cash of $24.5 million to settle SilverBow's Equity Awards.
(e)    Reflects the income tax effect of the pro forma adjustments presented. The tax rates applied to the pro forma adjustments for the nine months ended September 30, 2024 and for the year ended December 31, 2023 were the estimated combined federal and state statutory rate, after the effect of noncontrolling interests, of 15.3% and 11.8%, respectively. The effective rate of Crescent could be significantly different (either higher or lower) depending on a variety of factors.
(f)    Reflects the impact of the allocation of net income attributable to redeemable noncontrolling interests related to the change in Crescent's ownership of Crescent Energy OpCo LLC resulting from the issuance of additional shares of Crescent Class A Common Stock.
(g)    Reflects the impact of the allocation of net income attributable to Crescent and the issuance of additional shares of Crescent Class A Common Stock on the computation of basic and diluted net income (loss) per share.
NOTE 5 – Supplemental unaudited pro forma oil and natural gas reserves information
Oil and natural gas reserves
The following tables present the estimated unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves information as of December 31, 2023 for Crescent's consolidated operations, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2023. Crescent's equity affiliates had no proved oil, natural gas, and NGL reserves as of December 31, 2022 and 2023. The disclosures below are derived from the “Oil and natural gas reserves” for the year ended December 31, 2023 reported in Crescent’s Current Report on Form 8-K dated March 6, 2024 and SilverBow’s Annual Report on Form 10-K. The estimates below are in certain instances presented on a “barrels of oil equivalent or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.
The unaudited pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s and SilverBow’s Annual Reports on Form 10-K.

The unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves as of December 31, 2023 and 2022 and the changes in the pro forma quantities of net remaining proved reserves for the year ended December 31, 2023 are as follows:

	Oil and Condensate (MBbls)
	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow (Historical)	Chesapeake Transaction Adjustments	SilverBow As Adjusted	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2022	275,553	52,189	30,506	82,695	358,248
Revisions of previous estimates	(21,192)	(12,875)	(6,397)	(19,272)	(40,464)
Extensions, discoveries, and other additions	3,616	16,355	23,511	39,866	43,482
Sales of reserves in place	(1,655)	—	—	—	(1,655)
Purchases of reserves in place	19,562	44,636	(44,636)	—	19,562
Production	(25,419)	(5,347)	(2,984)	(8,331)	(33,750)
December 31, 2023	250,465	94,958	—	94,958	345,423

Proved Developed Reserves as of:
December 31, 2022	183,350	23,360	22,277	45,637	228,987
December 31, 2023	176,546	40,738	—	40,738	217,284

Proved Undeveloped Reserves as of:
December 31, 2022	92,203	28,829	8,229	37,058	129,261
December 31, 2023	73,919	54,220	—	54,220	128,139

	Natural Gas (MMcf)
	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow (Historical)	Chesapeake Transaction Adjustments	SilverBow As Adjusted	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2022	1,687,160	1,725,552	315,063	2,040,615	3,727,775
Revisions of previous estimates	(494,997)	(420,648)	(103,650)	(524,298)	(1,019,295)
Extensions, discoveries, and other additions	20,599	119,845	145,872	265,717	286,316
Sales of reserves in place	(15,075)	—	—	—	(15,075)
Purchases of reserves in place	115,488	333,090	(333,090)	—	115,488
Production	(136,759)	(79,900)	(24,195)	(104,095)	(240,854)
December 31, 2023	1,176,416	1,677,939	—	1,677,939	2,854,355

Proved Developed Reserves as of:
December 31, 2022	1,544,998	695,482	229,554	925,036	2,470,034
December 31, 2023	1,032,578	736,075	—	736,075	1,768,653

Proved Undeveloped Reserves as of:
December 31, 2022	142,162	1,030,070	85,509	1,115,579	1,257,741
December 31, 2023	143,838	941,864	—	941,864	1,085,702

	NGLs (MBbls)
	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow (Historical)	Chesapeake Transaction Adjustments	SilverBow As Adjusted	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2022	106,798	32,656	41,344	74,000	180,798
Revisions of previous estimates	(14,653)	(8,363)	(14,295)	(22,658)	(37,311)
Extensions, discoveries, and other additions	2,330	7,358	18,647	26,005	28,335
Sales of reserves in place	(1,774)	—	—	—	(1,774)
Purchases of reserves in place	18,407	42,588	(42,588)	—	18,407
Production	(9,476)	(3,003)	(3,108)	(6,111)	(15,587)
December 31, 2023	101,632	71,236	—	71,236	172,868

Proved Developed Reserves as of:
December 31, 2022	89,614	19,523	30,179	49,702	139,316
December 31, 2023	87,316	38,702	—	38,702	126,018

Proved Undeveloped Reserves as of:
December 31, 2022	17,184	13,133	11,165	24,298	41,482
December 31, 2023	14,316	32,534	—	32,534	46,850

	Total (MBoe)
	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow (Historical)	Chesapeake Transaction Adjustments	SilverBow As Adjusted	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2022	663,545	372,437	124,361	496,798	1,160,343
Revisions of previous estimates	(118,346)	(91,346)	(37,967)	(129,313)	(247,659)
Extensions, discoveries, and other additions	9,380	43,687	66,470	110,157	119,537
Sales of reserves in place	(5,942)	—	—	—	(5,942)
Purchases of reserves in place	57,217	142,739	(142,739)	—	57,217
Production	(57,688)	(21,667)	(10,125)	(31,792)	(89,480)
December 31, 2023	548,166	445,850	—	445,850	994,016

Proved Developed Reserves as of:
December 31, 2022	530,465	158,797	90,715	249,512	779,977
December 31, 2023	435,958	202,120	—	202,120	638,078

Proved Undeveloped Reserves as of:
December 31, 2022	133,080	213,640	33,646	247,286	380,366
December 31, 2023	112,208	243,730	—	243,730	355,938
Standardized measure of discounted future net cash flows
The following tables present the estimated unaudited pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2023. The pro forma standardized measure information set forth below gives effect to the Pro Forma Transactions as if they had been completed on January 1, 2023. Transaction Adjustments reflect adjustments related to the tax effects resulting from the Pro Forma

Transactions. The disclosures below are derived from the “Standardized measure of discounted future net cash flows” for the year ended December 31, 2023 reported in Crescent’s Current Report on Form 8-K dated March 6, 2024 and SilverBow’s Annual Report on Form 10-K. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements included in Crescent’s and SilverBow’s Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2023.
The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s and SilverBow’s Annual Reports on Form 10-K.
The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2023 is as follows:

	(in thousands)
	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow (Historical)	Chesapeake Transaction Adjustments	SilverBow As Adjusted	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Future cash inflows	$24,267,134	$12,969,683	$—	$12,969,683	$—	$37,236,817
Future production costs	(11,897,791)	(4,847,117)	—	(4,847,117)	—	(16,744,908)
Future development costs (1)	(2,713,247)	(2,664,248)	—	(2,664,248)	—	(5,377,495)
Future income taxes	(410,721)	(735,545)	—	(735,545)	329,502	(816,764)
Future net cash flows	$9,245,375	$4,722,773	$—	$4,722,773	$329,502	$14,297,650
Annual discount of 10% for estimated timing	(3,956,193)	(2,403,331)	—	(2,403,331)	(174,992)	(6,534,516)
Standardized measure of discounted future net cash flows as of December 31, 2023	$5,289,182	$2,319,442	$—	$2,319,442	$154,510	$7,763,134
______________
(1)    Future development costs include future abandonment and salvage costs.
Changes in standardized measure
The disclosures below are derived from the “Changes in standardized measure” for the year ended December 31, 2023 reported in Crescent’s Current Report on Form 8-K dated March 6, 2024 and SilverBow’s Annual Report on Form 10-K. The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2023 are as follows:

	(in thousands)
	Crescent Pro Forma Combined Prior to SilverBow Merger	SilverBow (Historical)	Chesapeake Transaction Adjustments	SilverBow As Adjusted	SilverBow Transaction Adjustments	Crescent Pro Forma Combined
Balance at December 31, 2022	$10,240,244	$4,040,246	$1,477,829	$5,518,075	$514,509	$16,272,828
Net change in prices and production costs	(3,222,493)	(2,933,837)	(444,040)	(3,377,877)	—	(6,600,370)
Net change in future development costs	(141,382)	(50,504)	110,363	59,859	—	(81,523)
Sales and transfers of oil and natural gas produced, net of production expenses	(1,415,229)	(464,199)	(221,035)	(685,234)	—	(2,100,463)
Extensions, discoveries, additions and improved recovery, net of related costs	156,147	340,307	373,979	714,286	—	870,433
Purchases of reserves in place	568,869	1,166,443	(1,166,443)	—	—	568,869
Sales of reserves in place	(90,157)	—	—	—	—	(90,157)
Revisions of previous quantity estimates	(2,478,577)	(1,132,376)	(498,397)	(1,630,773)	—	(4,109,350)
Previously estimated development costs incurred	331,125	224,052	104,000	328,052	—	659,177
Net change in taxes	207,095	579,378	—	579,378	(411,450)	375,023
Accretion of discount	1,070,766	496,401	166,143	662,544	51,451	1,784,761
Changes in timing and other	62,774	53,531	97,601	151,132	—	213,906
Balance at December 31, 2023	$5,289,182	$2,319,442	$—	$2,319,442	$154,510	$7,763,134